Exhibit 1

The Companies Acts 1985-89

A Public Company Limited by Shares

Articles of Association

Seven Arts Pictures PLC

(Company No. 4276617)

(Adopted  2 September 2004)

20.	Powers of the Board	33

21.	Delegation of Powers of the Board	34

22.	Borrowing Powers	35

23.	Disqualification and Removal of Directors	42

24.	Remuneration of Non-Executive Directors	43

25.	Directors’ Expenses	44

26.	Executive Directors	44

27.	Directors’ Interests	45

28.	Gratuities, Pensions and Insurance	46

29.	Proceedings of Directors	47

30.	Secretary	51

31.	Minutes	52

32.	The Seal	52

33.	Registers	53

34.	Dividends	54

35.	Capitalisation of Profits and Reserves	58

36.	Record Dates	59

37.	Accounts	59

38.	Notices	60

39.	Destruction of Documents	62

40.	Untraced Shareholders	63

41.	Winding Up	64

42.	Indemnity	65

Company No. 4276617

The Companies Acts 1985 and 1989

A Public Company Limited by Shares

Articles of Association

The Seven Arts Pictures PLC

(Adopted by special resolution passed on      August 2004)

Preliminary

Table A

1.	The regulations in Table A as in force at the date of the incorporation of the Company shall not apply to the Company.

Definitions

2.	In these Articles, except where the subject or context otherwise requires:

	“Act”	means The Companies Act 1985 including any modification or reenactment thereof for the time being in force;

	“Armadillo Subscription Agreement”	a subscription agreement entered into between the Company and Armadillo Investments plc dated 2004;

	“Articles”	means these articles of association as altered from time to time by special resolution;

	“auditors”	means the auditors for the time being of the Company;

“the board”	means the directors or any of them acting as the board of directors of the Company;

“clear days”	means the period excluding the day when a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Companies Acts”

means the meaning ascribed thereto by Section 744 of the Act and any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the “Companies Acts” (with or without the addition of an indication of the date of any such enactment);

“CREST”	means the relevant system operated by CrestCo Limited in terms of the Regulations, which enables title to shares or other securities to be evidenced and transferred without a written instrument;

“director”	means a director of the Company;

“dividend”	means dividend or bonus;

“employees’ share scheme”	means the meaning ascribed thereto by Section 743 of the Act;

“holder”	means in relation to any shares the member whose name is entered in the register as the holder of such shares;

“member”	means a member of the Company;

“Memorandum”	means the memorandum of association of the Company as amended from time to time;

“office”	means the registered office of the Company;

“paid”	means paid or credited as paid;

“Preference Shares”	0% Convertible Redeemable Preference Shares of £1.00 each with the rights attached thereto more particularly set out in Clause 5;

“register”	means the register of members of the Company;

“the Regulations”

means the Uncertificated Securities Regulations 1995 and includes (i) any enactment or subordinate legislation which amends or supersedes those regulations and (ii) any applicable rules made under those regulations or under any such enactment or subordinate legislation for the time being in force;

“seal”	means the common seal of the Company and includes any official seal kept by the Company by virtue of Section 39 or 40 of the Act;

“secretary”	means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

“London Stock Exchange”	means London Stock Exchange plc;

“United Kingdom”	means Great Britain and Northern Ireland.

Construction

3.             References to a document being executed include references to its being executed under hand or under seal or by any other method.

References to writing include references to any visible substitute for writing and to anything partly in one form and partly in another form.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Save as aforesaid any words or expressions defined in the Act (but excluding any modification thereof not in force at the date of adoption of these Articles) shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Subject to the preceding paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by Section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Share Capital

Share Capital

4.             The share capital of the Company on the adoption of these Articles is £12,000,000 of which £9,000,000 is divided into 18,000,000 Ordinary Shares of £0.50 each and £3,000,000 is divided into 3,000,000 Preference Shares of £1.00 each.

Shares with special rights

5.             Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

In this respect and without limitation the registered holders of Preference Shares shall have the following rights:

As to votes:  The registered holder of the Preference Shares shall have no entitlement to vote at general meetings of the Company;

As to dividends: The Preference Shares carry a 0% coupon and registered holders shall have no right to be paid any dividend by reason of their ownership thereof;

As to rights on a return of capital: The holders of the Preference Shares shall be entitled to share in the net proceeds of the Company’s assets on a return of capital in preference to the entitlement of the holders of any other class of share capital in the Company;

As to conversion:  The registered holders of the Preference Shares shall have the right to convert each Preference Share held into such number of ordinary shares in the capital of the Company as are more particularly calculated pursuant to the terms of the Armadillo Subscription Agreement;

As to redemption: The registered holders of the Preference Shares shall have the right to require the Preference Shares to be redeemed in the event of default by the Company as specified in the Armadillo Subscription Agreement (or any alternative but identical arrangement entered into in substitution therefor).

Allotment

6.             Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant thereto, and, in the case of redeemable shares, the provisions of Article 7, all unissued shares for the time being in the capital of the Company shall be at the disposal of the board, and the board may (subject as aforesaid) allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as it thinks fit.

Redeemable shares

7.             Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles.

Commissions

8.             The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts.  Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised

9.             Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except an absolute right to the entirety thereof in the holder.

Variation of Rights

Method of varying rights

10.           Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of three quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise).

When rights deemed to be varied

For the purposes of this Article, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights shall be deemed to be varied by the reduction of the capital paid up on those shares otherwise than by a purchase or redemption by the Company of its own shares and by the allotment of other shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares, but shall not otherwise be deemed to be varied by the creation or issue of other shares ranking pari passu with, or subsequent to, such first mentioned shares or by the purchase or redemption by the Company of any of its own shares.

Share Certificates

Issue of certificates

11.           Every member, upon becoming the holder of any shares (except a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the board may from time to time determine.  Subject to Article 132 every certificate shall be sealed with the seal or executed in accordance with Article 134 and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.  The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.  Shares of different classes may not be included in the same certificate.

CREST

Nothing in these Articles shall preclude any share or other security of the Company from being issued, held, registered, converted, transferred or otherwise dealt with in uncertificated form in accordance with the Regulations and any rules or requirements laid down from time to time by CREST or any other relevant system operated pursuant to the Regulations.

In relation to any share or other security which is in uncertificated form, these Articles shall have effect subject to the provisions of the Regulations and (so far as consistent with them) to the following provisions:-

(a)           the Company shall not be obliged to issue a certificate evidencing title to shares and all references to a certificate in respect of any shares or securities held in uncertificated form in these Articles shall be deemed inapplicable to such shares or securities which are in uncertificated form and furthermore shall be interpreted as a reference to such form of evidence of title to uncertificated shares or securities as the Regulations prescribe or permit;

(b)           the registration of title to and transfer of any shares or securities in uncertificated form shall be effected in accordance with the

Regulations and there shall be no requirement for a written instrument of transfer;

(c)           a properly authenticated dematerialised instruction given in accordance with the Regulations shall be given effect in accordance with the Regulations;

(d)           any communication required or permitted by these Articles to be given by a person to the Company may be given in accordance with and in any manner (whether or not in writing) prescribed or permitted by the Regulations;

(e)           if a situation arises where any provisions of these Articles are inconsistent in any respect with the terms of the Regulations in relation to shares or securities of the Company which are in uncertificated form then:-

(i)            the Regulations will be given effect thereto in accordance with their terms; and

(ii)           the directors shall have power to implement any procedures as they may think fit and as may accord with the Regulations for the recording and transferring of title to shares and securities in uncertificated form and for the regulation of those proceedings and the persons responsible for or involved in their operation.

The directors shall have the specific powers to elect, without further consultation with the holders of any shares or securities of the Company (except where such shares or securities are constituted by virtue of some other deed, document or other source), that any single or all classes of shares and securities of the Company become capable of being traded in uncertificated form in accordance with the Regulations on CREST or any other Operator (as defined in the Regulations) of a relevant system.

Replacement certificates

12.           If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity (with or without security) and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

Lien

Company to have lien on shares

13.           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share.  The board may at any time (generally or in particular cases) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a share shall extend to any amount (including dividends) payable in respect of it.

Enforcement of lien by sale

14.           The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

Giving effect to sale

To give effect to any such sale the board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

Power to make calls

15.           Subject to the terms of allotment, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

Time when call made

16.           A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders

17.           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Interest payable

18.           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, such rate, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined by the Act), as may be determined by the board, but the board may waive payment of such interest wholly or in part.

Deemed calls

19.           An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment, and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

20.           Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees and/or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

21.           The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made, and may pay upon all or any of the moneys so advanced (until the same would but for such advance become presently payable) interest at such rate not exceeding (unless the Company by ordinary resolution may otherwise direct) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act) as may be agreed upon between the board and such member.

Forfeiture and Surrender

Notice requiring payment of call

22.           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give to the person from whom it is due not less than fourteen clear days’ notice in writing requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment.  The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

23.           If any such notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.  When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before the forfeiture the holder of the share, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the register opposite the entry of the share; but no forfeiture shall be invalidated by any omission or neglect to give such notice or to make such entries.

Sale of forfeited shares

24.           Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit.  Where for the purposes of its disposal a forfeited share is to be transferred to any person the board may authorise some person to execute an instrument of transfer of the share to that person.  The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

25.           A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at such rate, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act) as the board may determine, from the date of forfeiture until payment, but the board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Surrender

26.           The board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

27.           The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Companies Acts given or imposed in the case of past members.

Evidence of forfeiture or surrender

28.           A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Transfer of Shares

Form and execution of transfer

29.           The instrument of transfer of a share may be in any usual form or in any other form which the board may approve and shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.  An instrument of transfer need not be under seal.

Nothing in this Article or the provisions hereinafter shall preclude the transfer of shares or other securities of the Company in uncertifcated form in accordance with the terms of Article 11 and any references contained in these Articles in relation to the execution of any instrument of transfer or the registration of any transfer of shares or other securities of the Company in uncertificated form shall be read in accordance with the terms of Article 11.

Transfers of partly paid shares

30.           The board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a share which is not fully paid or on which the Company has a lien.

Invalid transfers

31.           The board may also refuse to register the transfer of a share unless the instrument of transfer:-

(a)           is lodged, duly stamped, at the office or at such other place as the board may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)           is in respect of only one class of shares; and

(c)           is in favour of not more than four transferees.

In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.  The expressions “recognised clearing house” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services Act 1986.

Notice of refusal to register

32.           If the board refuses to register the transfer, it shall within two months after the date on which the instrument of transfer was lodged with the Company send to the transferee notice of the refusal.

Suspension of registration

33.           The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may determine.

No fee payable on registration

34.           No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

Retention of transfers

35.           The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

Transmission of Shares

Transmission

36.           If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted/required

37.           A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the board may properly require as to his entitlement, elect either to become the holder of the share or to have some person nominated by him registered as the transferee.  If he elects to become the holder he shall give notice to the Company to that effect.  If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person.  All the provisions of these Articles relating to the transfer of shares shall apply to any such notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

38.           A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall, upon such evidence being produced as the board may properly require as to his entitlement and subject to the requirements of Article 37, have the same rights in relation to the share as he would have had if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the Company.

Alteration of Share Capital

Alterations by ordinary resolution

39.           The Company may by ordinary resolution:-

(a)           increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b)           consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)           subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d)           cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

New shares subject to these Articles

40.           All new shares shall be subject to the provisions of these Articles with reference to payment of calls, lien, forfeiture, transfer, transmission and otherwise, and, unless otherwise provided by these Articles, by the resolution creating the new shares or by the conditions of issue, the new shares shall be unclassified shares.

Fractions arising

41.           Whenever as a result of a consolidation or sub-division of shares any fractions arise, the board may settle the matter in any manner it deems fit and in particular may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members, and the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Power to reduce capital

42.           Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

Purchase of own shares

Power to purchase own shares

43.           Subject to and in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including redeemable shares) at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever.  Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, shares in the Company shall be authorised by such resolution of the Company as may be required by the Companies Acts and by an extraordinary resolution passed at a separate general meeting of the holders of each class of shares (if any) which, at the date on which the contract is authorised by the Company in general meeting, entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the Company.

General Meetings

Types of general meeting

44.           All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.  The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

Class meetings

45.           All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)           the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting; and

(b)           any holder of shares of the class present in person or by proxy may demand a poll; and

(c)           each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

Convening general meetings

46.           Subject to the provisions of Article 44, the board may call general meetings whenever and at such times and places as it shall determine and, on the requisition of members pursuant to the provisions of the Companies Acts, shall forthwith proceed to convene an extraordinary general meeting in accordance with the requirements of the Companies Acts.  If there are not within the United Kingdom sufficient directors to call a general meeting, any director of the Company may call a general meeting.

Notice of General Meetings

Period of notice

47.           An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days’ notice.  All other extraordinary general meetings shall be called by at least fourteen clear days’ notice.

Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to each of the directors and to the auditors for the time being of the Company.

Contents of notice

48.           The notice shall specify the time and place of the meeting and, in the case of special business, the general nature of such business.  All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:-

(a)           the declaration of dividends;

(b)           the consideration and adoption of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the accounts;

(c)           the appointment and reappointment of directors;

(d)           the appointment of auditors where special notice of the resolution for such appointment is not required by the Companies Acts; and

(e)           the fixing of, or the determining of the method of fixing, the remuneration of the directors and/or auditors.

The notice shall, in the case of an annual general meeting, specify the meeting as such, and, in the case of a meeting to pass a special or extraordinary resolution, specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

General meetings at more than one place

49.           The provisions of this Article shall apply if any general meeting is convened at or adjourned to more than one place.

Notice and conditions for holding

The notice of the meeting or adjourned meeting shall specify the place at which the chairman of the meeting shall preside (the “Specified Place”) and the directors shall make arrangements for simultaneous attendance and participation at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by members, provided that persons attending at any particular place shall be able to see and hear and be seen and heard (whether by audio visual links or otherwise) by persons attending at the other places at which the meeting is convened.

Controlling level of attendance

The directors may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

Place of meeting

For the purposes of all other provisions of these Articles any such meeting shall be treated as being held at the Specified Place.

Adjournment to more than one place

If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given notwithstanding any other provision of these Articles.

Accidental omission to give notice

50.           The accidental omission to give notice of a meeting, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by any such person, shall not invalidate the proceedings at that meeting.

Proceedings at General Meetings

Quorum

51.           No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting.  Save as otherwise provided by these Articles, two persons present in person or by proxy and entitled to vote upon the business to be transacted shall be a quorum.

If quorum not present

52.           If such a quorum is not present within five minutes (or such longer time not exceeding thirty minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine.  If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

Chairman

53.           The chairman, if any, of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting, but if neither the chairman, deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman.  If there is only one director present and willing to act, he shall be chairman.  If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

Directors entitled to speak

54.           A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

Adjournments

55.           The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present.  When a meeting is adjourned for thirty days or more or for an indefinite period, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted.  Otherwise it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Amendments to resolutions

56.           If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon.  In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

Methods of voting

57.           A resolution put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded.  Subject to the provisions of the Companies Acts, a poll may be demanded by:

(a)           the chairman of the meeting; or

(b)           at least two members present in person or by proxy having the right to vote at the meeting; or

(c)           any member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)           any member or members present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, and a demand by a person as proxy for a member shall be the same as a demand by the member.

Declaration of result

58.           Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for poll

59.           The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.  If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

Conduct of poll

60.           A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Chairman’s casting vote

61.           In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

When poll to be taken

62.           A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll

63.           No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded.  In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

Effectiveness of special and extraordinary resolutions

64.           Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

Resolutions in writing

65.           A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members.

Votes of Members

Right to vote

66.           Subject to any rights or restrictions attached to any shares, on a show of hands every member who is present in person shall have one vote and on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

Votes of joint holders

67.           In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

68.           A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court or official, and any such receiver, curator bonis or other person may, on a poll, vote by proxy.  Evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

Calls in arrears

69.           No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Section 212 of the Act, restrictions if in default

70.           If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 212 of the Act (a “Section 212 notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(a)           in respect of the shares in relation to which the default occurred (the “default shares”) the member shall not be entitled to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company;

(b)           where the default shares represent at least 1/4 per cent. of the class of shares concerned, then the direction notice may additionally direct that:

(i)            except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the default shares, whether in respect of capital or dividend or otherwise, and the Company shall not meet any liability to pay interest on any such payment when it is finally paid to the member;

(ii)           no other distribution shall be made on the default shares;

(iii)          no transfer of any of the shares held by such member shall be registered unless:

(A)          the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)           the transfer is an approved transfer.

The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

Any direction notice shall cease to have effect:-

(1)           in relation to any shares which are transferred by such member by means of an approved transfer; or

(2)           when the board is satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 212 notice.

Board may cancel restrictions

The board may at any time give notice cancelling a direction notice.

Provisions supplementary to Article 70

71.           For the purposes of Article 70:-

(a)           a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 212 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)           the prescribed period is 28 days from the date of service of the said notice under the Section 212 notice unless the default shares represent at least 1/4 per cent. of the issued shares of that class, when the prescribed period is 14 days from that date;

(c)           a transfer of shares is an approved transfer if but only if:

(i)            it is a transfer of shares to an offeror by way or in pursuance of acceptance of a take-over offer (as defined in Section 428 of the Act); or

(ii)           the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(iii)          the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

Section 216 of the Act

Nothing contained in Article 70 shall limit the power of the Company under Section 216 of the Act.

Errors in voting

72.           If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and it is in the opinion of the chairman of the meeting of sufficient magnitude to vitiate the result of the voting.

Objection to voting

73.           No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered, and every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Supplementary provisions on voting

74.           On a poll votes may be given either personally or by proxy.  A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

Proxies and Corporate Representatives

Appointment of proxy

75.           An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney or, if the appointor is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

Form of proxy

76.           Instruments of proxy shall be in any usual form or in any other form which the board may approve (which shall include provision for two-way voting) and the board may, if it thinks fit, but subject to the provisions of the Act, at the Company’s expense send out with the notice of any meeting forms of instrument of proxy for use at the meeting.  Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.  A member may appoint more than one proxy to attend on the same occasion.

Delivery of form of proxy

77.           The instrument appointing a proxy and any power of attorney or other written authority under which it is executed or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such power or written authority shall:

(a)           be deposited by personal delivery, post or facsimile transmission at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)           in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)           where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.  No instrument of proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution.  When two or more valid instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

Validity of form of proxy

78.           The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Corporate representatives

79.           Any corporation or corporation sole which is a member of the Company may (in the case of a corporation, by resolution of its directors or other governing body or by authority to be given under seal or under the hand of an officer duly authorised by it) authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares.  A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual member of the Company and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

Revocation of authority

80.           A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited at least 3 hours before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

Number of Directors

Limits on number of directors

81.           Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than two but shall not be subject to any maximum in number.

Appointment and Retirement of Directors

Number of directors to retire

82.           At the first annual general meeting all the directors shall retire from office, and at every subsequent annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to, but greater than,  one-third shall retire from office; but, if there is only one director who is subject to retirement by rotation, he shall retire.

Which directors to retire

83.           Subject to the provisions of the Companies Acts and these Articles, the directors to retire by rotation shall be those who have been longest in office since their last appointment or re-appointment, but as between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.  The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting.

When director deemed to be re-appointed

84.           If the Company, at the meeting at which a director retires by rotation or otherwise, does not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.

Eligibility for election

85.           No person other than a director retiring by rotation shall be appointed a director at any general meeting unless:-

(a)           he is recommended by the board; or

(b)           not less than seven nor more than forty-two clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice executed by that person of his willingness to be appointed.

Separate resolutions on appointment

86.           Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.

Additional powers of the Company

87.           Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.  The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by board

88.           The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of directors.  Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting.  If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.

Position of retiring directors

89.           A director who retires at an annual general meeting may, if willing to first act, be re-appointed.  If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

Age limit

90.           No person shall be disqualified from being appointed or reappointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution.  Where the board convenes any general meeting of the Company at which (to the knowledge of the board) a director will be proposed for appointment or re-appointment who at the date for which the meeting is convened will have attained the age of seventy years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or re-appointment of that director, at that meeting.

No share qualification

91.           A director shall not be required to hold any shares of the Company by way of qualification.

Alternate Directors

Power to appoint alternates

92.           Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

Alternates entitled to receive notice

93.           An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence.  It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

Alternates representing more than one director

94.           A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates

95.           An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not in respect of his services as an alternate director be entitled to receive any remuneration from the Company except such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by notice in writing to the Company from time to time direct.  An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment

96.           An alternate director shall cease to be an alternate director:-

(a)           if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment;

(b)           on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)           if he resigns his office by notice to the Company.

Method of appointment and revocation

97.           Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to an approval required by Article 92) upon receipt of such notice at the office.

Alternate not an agent of appointor

98.           Save as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director and, accordingly, except where the context otherwise requires, references to a director shall be deemed to include a reference to an alternate director.  An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

Powers of the Board

Business to be managed by board

99.           Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company, including the power to dispose of all or any part of the undertaking of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Article shall not be limited by any special power given to the board by these Articles and a meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Delegation of Powers of the Board

Committees of the board

100.         The board may delegate any of its powers to any committee consisting of one or more directors.  The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.  The board may co-opt on to any such committee persons other than directors, who may enjoy voting rights in the committee.  The co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall be effective only if a majority of the members present are directors.  Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Local boards, etc.

101.         The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration.  The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies.  Any appointment or delegation made pursuant to this Article may be made upon such terms and subject to such conditions as the board may decide and the board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

102.         The board may, by power of attorney or otherwise, appoint any person or persons to be the agent or agents of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including authority for the agent or agents to delegate all or any of his or their powers, authorities and discretions, and may revoke or vary such delegation.

Offices including the title “director”

103.         The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title.  The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

Borrowing Powers

Power to borrow

104.         The board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Borrowing limit

The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (but as regards subsidiaries, only so far as by the exercise of such rights or powers of control the board can secure) that, save with the previous sanction of an ordinary resolution and subject as provided below, no money shall be borrowed if the principal amount outstanding of all Moneys Borrowed by the Company and its subsidiaries (if any) (the “Group” and member of the Group shall be construed accordingly), excluding amounts borrowed from the Company or any of its wholly owned subsidiaries, then exceeds, or would as a result of such borrowing exceed, an amount equal to four times the Adjusted Capital and Reserves.

Persons dealing with the Company

No person dealing with the Company shall be concerned to see or enquire whether the restriction imposed by the provisions of this Article is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the said limit had been or would thereby be exceeded.

Determining whether limit breached

A certificate or report by the Auditors as to the amount of Moneys Borrowed or the amount of the Adjusted Capital and Reserves or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.  Nevertheless for the purposes of this Article the board may at any time act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves and if, in consequence, the foregoing restriction would otherwise have been breached, an amount equal to the excess of Moneys Borrowed shall be disregarded until the expiration of six months after the date on which by reason of a determination of the Auditors or otherwise the board become aware that such a situation has or may have arisen.

Definitions

For the purposes of this Article:-

“Adjusted Capital and Reserves” means a sum equal to the aggregate of: -

(a)           the amount paid up (or credited as or deemed to be paid up) on the issued share capital of the Company; and

(b)           the amount standing to the credit of the reserves of the Group (including, without limitation, any share premium account, capital redemption reserve or revaluation reserve) after adding thereto or deducting therefrom any balance standing to the credit or debit of the profit and loss account of the Group;

all as shown in the then latest audited balance sheet, but after:-

(1)           making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves subsequent to the relevant balance sheet date and so that for this purpose:

(A)          if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium)

of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional); and

(B)           share capital (including any premium) shall be deemed to have been paid up as soon as it has been unconditionally agreed to be subscribed or taken up (within six months of such agreement) by any person;

(2)           making such adjustments as may be appropriate in respect of any distributions declared, recommended, made or paid by the Company or its subsidiaries (otherwise than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest audited balance sheet of the Company or subsidiary (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

(3)           making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiaries since the date of the latest audited balance sheet of the Company;

(4)           making all such adjustments, if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any body corporate is to become or cease to be a subsidiary, as would be appropriate if such transaction had been carried into effect;

(5)           excluding minority interests in subsidiaries;

(6)           deducting sums equivalent to the book values of any goodwill or other intangible assets shown in such the latest audited balance sheet;

(7)           treating as an investment any shareholding in a subsidiary undertaking of the Company included in the consolidation which is not a subsidiary of the Company;

“audited balance sheet” means the audited balance sheet of the Company prepared for the purposes of the Companies Acts or, if an audited consolidated balance sheet dealing with the state of affairs of the Company and all its subsidiaries to be dealt with in group accounts has been prepared for those purposes for the same financial year, that audited consolidated balance sheet, in which event all references to reserves and profit and loss shall be deemed to be references to consolidated reserves and consolidated profit and loss and any amounts attributable to outside interests shall be excluded;

“Moneys Borrowed” means the outstanding moneys borrowed of the Group determined as follows:

(a)           in addition to borrowings, there shall be deemed, subject as provided below, to have been borrowed and to be outstanding as moneys borrowed of the Group (but only to the extent that the same would not otherwise fall to be taken into account):

(i)            the principal amount of all debentures of any member of the Group, whether issued or incurred in whole or in part for cash or otherwise, which are not for the time being beneficially owned within the Group;

(ii)           the nominal amount of any issued and paid up share capital (other than equity share capital which as regards capital has rights no more favourable than those attached to its ordinary share capital) of any subsidiary of the Company not for the time being beneficially owned by any member of the Group;

(iii)          the nominal amount of any other issued and paid up share capital and the principal amount of any other debentures or other moneys borrowed (not being shares or debentures which are, or moneys borrowed the indebtedness in respect of which is for the time being beneficially owned within the Group) the redemption or repayment whereof is:

(A)          guaranteed by any member of the Group; or

(B)           wholly or (to the extent of the part secured) partly secured on assets or the undertaking of any member of the Group;

(iv)          any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other moneys borrowed falling to be taken into account;

(v)           the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(vi)          any fixed amount in respect of any Finance Lease payable by any member of the Group which would be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in the preparation of the latest audited balance sheet;

(b)           moneys borrowed by any member of the Group for the purposes of repaying or redeeming (with or without premium) in whole or in part any other moneys borrowed falling to be taken into account and intended to be applied for such purpose within six months after the borrowing thereof shall not, during such period, except to the extent so applied, themselves fall to be taken into account;

(c)           any amounts borrowed by any member of the Group for the purpose of financing any contract up to an amount not exceeding those moneys receivable under such contract which are guaranteed or insured by the Export Credits Guarantee Department or other institution or body carrying on a similar business shall be deemed not to be moneys borrowed;

(d)           moneys borrowed by a partly owned subsidiary of the Company and not owing to the Company or any of its wholly owned subsidiaries shall be taken into account subject to the exclusion of a proportion thereof equal to the Minority Proportion of the borrower; moneys borrowed by the Company or any of its wholly owned subsidiaries from and owing to a partly owned subsidiary of the Company shall be taken into account to the extent of a proportion thereof equal to the Minority Proportion of the lender; where moneys have been borrowed by one partly owned subsidiary of the Company and are owing to another partly owned subsidiary of the Company, the amount to be taken into account shall be reduced in accordance with the foregoing provisions of this sub-paragraph to take account of the Minority Proportion of the borrower and that of the lender;

(e)           an amount equal to the moneys borrowed by a body corporate which were outstanding at the time it becomes a subsidiary of the Company shall, for a period of six months after that date be deemed not to be moneys borrowed;

(f)            if any fixed amount payable by the Company or any of its subsidiaries in respect of any Finance Lease increases as a result of any change in legislation relating to or affecting taxation matters, for a period of six months after the date on which the board become aware of the increase an amount equal to the increase shall be deemed not to be moneys borrowed;

(g)           there shall be deducted from the amount of any moneys borrowed any amounts beneficially owned by any member of the Group which are deposited with any bank or other person (whether on current account or otherwise) not being a member of the Group and which are repayable to any member of the Group on demand or within three months of any demand, subject, in the case of money deposited by a partly owned subsidiary, to the exclusion of a proportion thereof equal to the Minority Proportion;

(h)           moneys borrowed shall not include any moneys borrowed which are for the time being deposited with any governmental authority or body in any part of the world in connection with import deposits or any similar governmental scheme to the extent that the member of the Group making such deposit retains its interest therein;

(i)            where at any material time the amount of money which, under the terms of any borrowing, would be required, if it fell to be repaid (whether at the option of the borrower or by reason of default) at such material time, to discharge in full the principal amount of moneys borrowed thereunder, is less than the amount which would otherwise be taken into account in respect of such moneys borrowed for the purposes of this Article, the amount of such moneys borrowed to be taken into account shall be such lesser amount;

(j)            when the aggregate amount of moneys borrowed at any material time is being ascertained, any moneys borrowed by any member of the Group denominated or repayable in a currency other than sterling shall be translated for the purposes of calculating the sterling equivalent:

(i)            with the exception of Excepted Foreign Currency Borrowings, at the lower of:

(A)          the rate of exchange used for the purposes of translating assets and liabilities in the latest audited balance sheet; and

(B)           the middle market rate at approximately 11 a.m. in London on the business day preceding the relevant day, as supplied by such person or calculated on such basis as the auditors may determine or approve;

(ii)           in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange which would be applicable to such moneys borrowed on their repayment to the extent that such rate of exchange is fixed under any Exchange Cover Scheme in connection with such moneys borrowed, unless the Auditors determine that it is not practicable to determine the rate of exchange applicable at the time of repayment of any such moneys borrowed, when they shall be translated into sterling on such other basis as the auditors may determine reasonably reflects the effect of the Exchange Cover Scheme or, if no such basis is determined, in accordance with the provisions of paragraph (j)(i) above;

(k)           for the avoidance of doubt, the following shall be deemed not to be moneys borrowed of the Group:

(i)            sums advanced or paid to any member of the Group (or its agent or nominee) by customers of any member of the Group as prepayments or progress payments or payments on account or by way of deposit or security in respect of products or services or any guarantees or indemnities given by any member of the Group in relation thereto;

(ii)           sums which otherwise would fall to be treated as moneys borrowed of any member of the Group which:

(A)          were outstanding at the date of the latest audited balance sheet and were treated therein, with the concurrence of the auditors and in accordance with any current Statement of Standard Accounting Practice, Financial Reporting Standard or other accountancy principle or practice generally accepted for the time being in the United Kingdom, as otherwise than borrowings;

(B)           were incurred after the date of the latest audited balance sheet and, in the reasonable opinion of the board, would have been so treated had they been outstanding at that date;

“Excepted Foreign Currency Borrowings” means moneys borrowed denominated or repayable in a currency other than sterling which have the benefit of an Exchange Cover Scheme;

“Exchange Cover Scheme” means any exchange cover scheme, forward currency contract, currency option, back to back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in exchange rates;

“Finance Lease” means a contract between a lessor and a member of the Group as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee;

“Minority Proportion” shall mean the proportion of the issued equity share capital of the partly owned subsidiary which is not attributable, directly or indirectly, to the Company or any of its wholly owned subsidiaries.

Disqualification and Removal of Directors

Disqualification as a director

105.         The office of a director shall be vacated if:-

(a)           he ceases to be a director by virtue of any provisions of the Companies Acts or these Articles or he becomes prohibited by law from being a director; or

(b)           he becomes bankrupt or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(c)           he is, or may be, suffering from mental disorder and either:-

(i)            he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

(ii)           an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d)           he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 88; or

(e)           he shall for more than six consecutive months have been absent without permission of the board from meetings of the board held during that period and his alternate director (if any) shall not during such period have attended in his stead and the board resolves that his office be vacated;

(f)            he is requested to resign in writing by not less than three quarters of the other directors.  In calculating the number of directors who are required to make such a request to the director, (i) there shall be excluded any alternate director appointed by him acting in his capacity as such; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient.

Power of Company to remove director

106.         The Company may, in accordance with and subject to the provisions of the Companies Acts, by ordinary resolution of which special notice has been given remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement) and, by ordinary resolution, appoint another person in place of a director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.

Remuneration of Non-Executive Directors

Ordinary remuneration

107.         The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate £250,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine.  Subject thereto, each such director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration for special services

108.         Any director who does not hold executive office and who serves on any committee of the directors, by the request of the board goes or resides abroad for any purpose of the Company or otherwise performs special services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 107) be paid such extra remuneration by way of salary, commission or otherwise as the board may determine.

Directors’ Expenses

Directors may be paid expenses

109.         The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

Executive Directors

Appointment to executive office

110.         Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to be the holder of any executive office (except that of auditor) under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director.  Any such appointment, agreement or arrangement may be made upon such terms, including terms as to remuneration, as the board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a director.  The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.

Termination of appointment to executive office

111.         Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cesser.  A director appointed to an executive office shall not ipso facto cease to be a director if his appointment to such executive office terminates.

Emoluments to be determined by the board

112.         The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

Directors’ Interests

Directors may contract with the Company

113.         Subject to the provisions of the Companies Acts, and provided that he has disclosed to the board the nature and extent of any material interest of his, a director notwithstanding his office:-

(a)           may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)           may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

(c)           may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(d)           shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

For the purposes of this Article:-

(1)           a general notice given to the board that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(2)           an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Exercise by Company of voting rights

114.         The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

Gratuities, Pensions and Insurance

Gratuities and pensions

115.         The board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

Without prejudice to the provisions of Article 161, the board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

Directors not liable to account

No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 719 of the Act

116.         Pursuant to Section 719 of the Act, the board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary.  Any such provision shall be made by a resolution of the board in accordance with the said section.

Proceedings of Directors

Convening meetings

117.         Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit.  A director may, and the secretary at the request of a director shall, call a meeting of the board.  Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose.  A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and, if no such request is made to the board, it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom.  Questions arising at a meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall have a second or casting vote.  Any director may waive notice of a meeting and any such waiver may be retrospective.

Quorum

118.         The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two.  A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.  Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum

119.         The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and deputy chairman

120.         The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office.  Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present.  If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

121.         All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing

122.         A resolution in writing signed by all the directors entitled to receive notice of a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held and for this purpose:

(a)           a resolution may consist of several documents to the same effect each signed by one or more directors;

(b)           a resolution signed by an alternate director need not also be signed by his appointor; and

(c)           a resolution signed by a director who has appointed an alternate director need not also be signed by the alternate director in that capacity.

Meetings by telephone, etc.

123.         Without prejudice to the first sentence of Article 117, a meeting of the board or of a committee of the board may consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously.  A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is.  The word “meeting” in these Articles shall be construed accordingly.

Directors’ power to vote on contracts in which they are interested

124.         Save as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest which together with any interest of any person connected with him is to his knowledge a material interest (other than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company) unless his interest arises only because the case falls within one or more of the following paragraphs:

(a)           the resolution relates to the giving of any guarantee, security, or indemnity in respect of money lent, or obligations incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiaries;

(b)           the resolution relates to the giving of any guarantee, security, or indemnity in respect of a debt or obligation of the Company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by giving of security;

(c)           his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures, or other securities by the Company or any of its subsidiaries for subscription, purchase or exchange;

(d)           his interest arises in relation to the subscription or purchase by him of shares, debentures or other securities of the Company pursuant to an offer or invitation to members or debenture holders of the Company, or any class of them;

(e)           any proposal concerning any other company in which he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent or more of either any class of the equity share capital, or the voting rights, in such company;

(f)            the resolution relates to an arrangement for the benefit of employees of the Company or of any of its subsidiaries and does not provide in respect of the director any privilege or benefit not awarded to the employees to whom such arrangement relates; and

(g)           any proposal concerning any insurance which the Company is empowered to purchase or maintain for the benefit of any directors of the Company or for the benefit of persons who include directors of the Company provided that for the purposes of this paragraph insurance shall mean only insurance against liability incurred by a director in respect of any such act or omission by him as is referred to in Article 115 or any other insurance which the Company is empowered to purchase or maintain for or for the benefit of any groups of persons consisting of or including directors of the Company.

For the purpose of determining whether a proposal concerns a body corporate in which a director is interested, there shall be disregarded any shares held by a director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the director is only interested as a unit holder.  For the purposes of this Article, a director is connected with another person if connected within the meaning of Section 346 Companies Act (excluding any statutory modification thereof not in force when this Article becomes binding on the Company). In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Exclusion of director from quorum

125.         A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

Amendment of restrictions on voting

126.         The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board, or ratify any transaction not duly authorised by reason of a contravention of any such provision.

Division of proposals

127.         Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and in such cases each of the directors concerned shall, subject as otherwise provided in these Articles, be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive

128.         If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.  If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

Secretary

Appointment and removal of secretary

129.         Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and upon such conditions as it may think fit; and any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Minutes

Minutes required to be kept

130.         The board shall cause minutes to be made in books kept for the purpose:-

(a)           of all appointments of officers made by the board; and

(b)           of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the board, and of committees of the board, including the names of the directors present at each such meeting.

Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

The Seal

Authority required for use of seal

131.         The seal shall only be used by the authority of a resolution of the board or of a committee of the board.  The board may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by at least one director and the secretary or by at least two directors.

Certificates for shares and debentures

132.         The board may by resolution determine either generally or in any particular case that any certificates for shares or debentures or representing any other form of security to which the seal is affixed may have signatures affixed to them by some mechanical means, or printed thereon or that such certificates need not bear any signature.

Official seal for use abroad

133.         The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad.

Execution of instrument as a deed under hand

134.         Where the Act so permits, any instrument signed, with the authority of a resolution of the board or of a committee of the board, by one director and the secretary or by two directors and expressed to be executed by the Company as a deed shall have the same effect as if executed under the seal, provided that no instrument which makes it clear on its face that it is intended by the persons making it to have effect as a deed shall be signed without the authority of the board.

Delivery of deeds

135.         A document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.

Registers

Overseas and local registers

136.         Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any such regulations as it may think fit respecting the keeping of the register.

Certified copies

137.         Any director or the secretary or any person appointed by the board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the holders of any class of shares of the Company or the board or any committee of the board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts.  A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company or the holders of any class of shares of the Company or of the board or any committee of the board that is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

Dividends

Declaration of dividends

138.         Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends

139.         Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution.  If the share capital is divided into different classes, the board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.  The board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.  Provided the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Apportionment of dividends

140.         Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie

141.         A general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other body corporate.  Where any difficulty arises in regard to the distribution, the board may settle the same as it thinks fit and, in particular, may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

Scrip dividends

142.         The directors may, if authorised by an ordinary resolution of the Company, offer any holders of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the directors) of all or any dividends specified by the ordinary resolution.  The following provisions shall apply:

(a)           An ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)           The entitlement of each holder of shares to new shares shall be such that the relevant value of the entitlement (calculated by reference to the average quotation) shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forego.  For this purpose the “average quotation” of a share shall be the average of the middle market quotations for those shares on the London Stock Exchange, as derived from the Daily Official List, on the day on which the shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution but shall never be less than the par value of the share.

A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(c)           On or as soon as practicable after announcing that any dividend is to be declared or recommended, the directors, if they intend to offer an election in respect of that dividend, shall also announce that intention.  If, after determining the basis of allotment, the directors decide to proceed with the offer, they shall notify the holders of shares in writing of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be lodged in order to be effective.

(d)           The directors shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)           The directors may exclude from any offer any holders of shares where the directors believe the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)            The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the “elected shares”) and instead additional shares shall be allotted to the holders of the elected shares on the basis stated in (b) above.  For such purpose the directors shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the directors may determine a sum equal to the aggregate nominal amount of the additional shares to be allotted and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on the basis stated in (b) above.

(g)           The additional shares when allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except that they will not be entitled to participation in the relevant dividend.

(h)           No fraction of a share shall be allotted.  The directors may make such provision as they think fit for any fractional entitlements including provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment of fully paid shares to such holder and/or provision whereby cash payments may be made to holders in respect of their fractional entitlements.

(i)            The directors may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment and incidental matters and any agreement made under such authority shall be effective and binding on all concerned.

(j)            The directors may, in their discretion, amend, suspend or terminate any offer which is in operation.

Permitted deductions

143.         The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.

Procedure for payment

144.         Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent by post to the registered address of the holder or person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of law, to the registered address of that one of those persons who is first named in the register or to such person and to such address as the person or persons entitled may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and shall be sent at the risk of the person entitled, and payment of the cheque shall be a good discharge to the Company.  Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.  Any such dividend or other money may also be paid by any other method (including direct debit, bank or other funds transfer system and dividend warrant) which the board considers appropriate, and to or through such person as the holder or joint holders may in writing direct.  The Company shall have no responsibility for any sums lost or delayed in the course of any such transfer, or where it has acted on any such directions.

Interest not payable

145.         No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

146.         Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company.  The payment by the board of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee thereof.  The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions.  The entitlement conferred on the Company by this Article in respect of any member shall cease if such member claims a dividend or cashes a dividend warrant or cheque.

Capitalisation of Profits and Reserves

Power to capitalise

147.         The board may with the authority of an ordinary resolution of the Company:-

(a)           subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including the Company’s share premium account and capital redemption reserve, if any;

(b)           appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum, and allot the shares debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)           make such provision by authorising the sale and transfer to any person of fractions to which any members would become entitled or resolve that the distribution be made as nearly as practicable in the correct proportion but not exactly so or may ignore fractions altogether or resolve that cash payments be made to any members in order to adjust the rights of all parties or otherwise as (in each case) the board determines where shares or debentures become, or would otherwise become, distributable under this Article in fractions;

(d)           authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(i)            the allotment to such members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled upon such capitalisation; or

(ii)           the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares, and any agreement made under such authority shall be binding on all such members; and

(e)           generally do all acts and things required to give effect to such resolution as aforesaid.

Record Dates

Record dates for dividends, etc.

148.         Notwithstanding any other provision of these Articles, the Company or the board may fix any date as the record date for any dividend, distribution, allotment or issue, and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

Accounts

Rights to inspect records

149.         No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Delivery of balance sheets and profit and loss accounts

150.         A copy of every balance sheet and profit and loss account (including any documents required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the directors’ and auditors’ reports shall, at least twenty-one days previously to the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders, provided that the requirements of this Article shall be deemed satisfied in relation to an member by sending to such member, where permitted by the Companies Acts and instead of such copies, a summary financial statement derived from the Company’s annual accounts and the report of the directors and prepares in the form and containing the information prescribed by the Companies Act and any regulations made thereunder.

Notices

When notice required to be in writing

151.         Any notice to be given to or by any person pursuant to these Article shall be in writing except that a notice calling a meeting of the board need not be in writing.

Method of giving notice

152.         The Company may serve or deliver any notice or other document to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address.  In the case of joint holders of a share, all notices or other documents shall be served on or delivered to the joint holder whose name stands first in the register in respect of the joint holding and any notice or other document so served or delivered shall be deemed for all purposes sufficient service on or delivery to all the joint holders.  A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise:

(a)           no such members shall be entitled to receive any notice from the Company; and

(b)           without prejudice to the generality of the foregoing, any notice of general meeting of the Company which is in fact given or purports be given to such members shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

Notice to persons entitled by transmission

153.         A notice or other document may be served or delivered by the Company on or to the persons entitled by transmission to a share, whether in consequence of the death or bankruptcy of a member or otherwise by sending or delivering it, in any manner authorised by these Articles for the service or delivery of a notice or other document on or to a member addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt or by any like description at the address, if any within the United Kingdom supplied for that purpose by the person claiming to be so entitled.  Until such an address has been supplied, a notice or other document may be served or delivered in any manner in which it might have been served or delivered if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

154.         Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice issued under Article 70 to a person from whom he derives his title.

When notices by post deemed served

155.         Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.  A notice sent by post shall be deemed to be given:-

(a)           if sent by first class post from an address in the United Kingdom or another country to another address in the United Kingdom or, as the case may be, that other country, on the day following that on which the envelope containing it was posted;

(b)           if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, on the day following that on which the envelope containing it was posted; and

(c)           in any other case, on the second day following that on which the envelope containing it was posted.

Notice during disruption of postal services

156.         If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of such general meeting may be sufficiently given by advertisement in the United Kingdom.  Any notice given by advertisement for the purpose of this Article shall be advertised on the same date in at least two daily newspapers having a national circulation and such notice shall be deemed to have been served on all persons who are entitled to have notice of meetings served on them at noon on the day when the advertisement appears.  In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

Destruction of Documents

Power of Company to destroy documents

157.         The Company shall be entitled to destroy all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration thereof and all dividend mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded.  It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)           the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)           nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)           references herein to the destruction of any document include references to the disposal thereof in any manner.

Untraced Shareholders

Power to dispose of shares of untraced shareholders

158.         The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a)           during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed; and

(b)           the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)           during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such member or person.

If during any twelve year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

Transfer on sale

To give effect to any such sale, the board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares.  The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the board from time to time thinks fit.

Winding Up

Liquidator may distribute in specie

159.         If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to any assets upon which there is a liability.

Disposal of assets by liquidator

160.         The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

Indemnity

Indemnity to directors, officers, etc.

161.         Subject to the provisions of the Companies Acts but without prejudice to any indemnity for which a director may otherwise be entitled, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.